Exhibit 99


                 Form 3 Joint Filer Information


Name:    				Biogen Idec MA, Inc.

Address:				14 Cambridge Center
					Cambridge, Massachusetts 02142

Designated Filer:			Biogen Idec Inc.

Issuer and Ticker Symbol:		Targeted Genetics Corporation (TGEN)

Date of Earliest
Transaction Required
to be Reported:			        September 25, 2002


Signature:				By:    /s/ Michael Phelps
					Name:  Michael Phelps
					Title: Treasurer